Exhibit 99.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL TO THE REGISTRANT AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS SUCH INFORMATION AS PRIVATE OR CONFIDENTIAL. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY [***].

MODIFICATION AND SETTLEMENT AGREEMENT

This Modification and Settlement Agreement (the “Modification Agreement”) is hereby entered into by and between Agrify Corporation and its affiliates and subsidiaries (“Agrify”) on the one hand, and Mack Molding Company and its affiliates and subsidiaries (“Mack”) on the other hand, as of the date that all parties have signed the Agreement (the “Effective Date”). Agrify and Mack are referred to herein individually as a “Party,” and collectively, as the “Parties.” As used herein, the phrases “this Modification Agreement,” “hereto,” “hereunder,” and phrases of like import shall mean this Modification Agreement. All capitalized terms shall have the meanings ascribed to them in the Modification Agreement.

WHEREAS, the Parties entered into a certain Supply Agreement effective December 7, 2020 (the “Supply Agreement”); and

WHEREAS, Mack claims Agrify is in default under the Supply Agreement for failing to pay at least $8,244,943.25 plus accrued interest and fees (“Claimed Outstanding Balance”); and

WHEREAS, the Parties agreed to a November 11, 2022 Repayment Plan and a January 9, 2023 Repayment Plan (together, the “Repayment Plans”), setting forth the terms under which Agrify would pay the amounts Mack claimed due and owing; and

WHEREAS, Mack has asserted that Agrify breached the Supply Agreement and Repayment Plans, and Mack filed a demand with the American Arbitration Association on or about March 2, 2023, docketed as AAA Case Number: 01-23-0000-8948 (the “Dispute”);

WHEREAS, Agrify denied liability with respect to the Dispute and asserted affirmative defenses as to the same; and

WHEREAS, the Parties have reached agreement for the resolution of the Dispute in order to avoid the expense of ongoing litigation and resolve all of their disputes and disagreements related to the Dispute on the terms set forth herein, without any express or implied admission of liability on the part of any Party; and

WHEREAS, the Parties have entered into this Modification Agreement, which modifies and supplements the Supply Agreement and Repayment Agreements, to bring about such full resolution of the Dispute;

NOW, THEREFORE, the Parties, with the intent of totally ending and forever foreclosing all matters or potential matters in dispute between the Parties arising from or related to the Supply Agreement and/or Repayment Plans up to the time of this Modification Agreement, thereby assuring peace between the Parties based on such matters, in return for the mutual promises and consideration contained herein, the sufficiency of which is expressly acknowledged, agree as follows:

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1.      Recitals. The foregoing recitals are incorporated into and form a part of this Modification Agreement.

2.      Settlement Consideration. In full settlement of the Claimed Outstanding Balance, the Parties agree to the following payments and commitments:

A.	Payment. Agrify agrees to pay Mack and Mack agrees to accept $500,000 on or before November 1, 2023 and $250,000 on or before February 15, 2024 (together, the “Settlement Payment”). Agrify shall tender such payments pursuant to the following instructions:

Wire transfer to:

[***]

[***]

[***]

[***]

[***]

[***]

B.	VFUs.

a.	Agrify shall be entitled to take possession of the [***] VFUs Mack had assembled per the Supply Agreement any time, upon reasonable notice, after the November 1, 2023 payment is indefeasibly received by Mack.
b.	Agrify agrees to purchase from Mack a minimum of 25 VFUs per quarter for each of the 4 quarters in 2024 (for a minimum 100 VFUs in 2024) and 50 VFUs per quarter for 6 quarters starting in the first quarter of 2025 (for a minimum of 300 total VFUs in 2025 and first half of 2026 being purchased). The purchase price per unit is $[***]. Payments for all orders shall be due 15 days after shipment from Mack to Agrify’s designated location and Agrify’s receipt of an invoice for such product shipped provided, however, if Agrify does not place orders for the minimum VFUs each quarter, Agrify shall pay at the end of each quarter the difference between the required quarterly minimum order and the actual order placed for said quarter. By way of example only, if $[***] of orders is due in a quarter and Agrify only orders $[***] of VFUs for that quarter payment of $[***] shall be due within 15 days of shipment and the balance of $[***] shall be due at the end of the specific quarter. All inventory owned by Agrify and consigned to Mack as reflected on Exhibit 1 and all inventory currently owned by Mack as reflected on Exhibit 2, will be used to make the 400 VFUs. If there is any shortfall in materials, Agrify will provide the necessary materials. By way of illustration only, Mack is permitted to build out the first [***] units with materials on hand, while the next [***] units would require Agrify to supply Mack the three-way valve (approximately $[***] per valve) and the fan coil assembly (approximately $180 per assembly). Units [***]-[***] would require additional consigned parts. Failure by Agrify or third-party suppliers to provide these parts, unless due to a Force Majeure Event (as such term is defined in the Supply Agreement) shall not excuse Agrify from paying for the VFUs committed to and agreed upon in this Modification Agreement.
c.	With respect to any VFUs that Agrify purchases from Mack pursuant to this Modification Agreement, the provisions contained in Sections 1, 2(c), 2(f) (except as it relates to the aforementioned [***] VFUs, because the title for same has transferred to Agrify hereby), 5, 6(b)-(d), 8, 10, 12, 13, 14, 15, 16, 18, and 19 of the Supply Agreement shall apply to such transactions, mutatis mutandis, to the extent not expressly inconsistent with any provision in this Modification Agreement. All VFUs subject hereto must meet Agrify’s original design standards.

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d.	The Parties hereby acknowledge that the property identified on Exhibit 1 hereto (the “Property”) is the property of Agrify. Mack hereby confirms that it has no right, title or other interest in or claim to the Property (the “Claims”); but, for purposes of clarity, to extent it has such Claims, Mack hereby conveys, assigns and otherwise transfers all of its rights, title and interest in the Claims to Agrify in its entirety. Mack further represents and warrants that the Property is being transferred free and clear of all liens and encumbrances and interests of any party therein, it being understood and agreed that Mack makes no representation regarding whether any creditor of Agrify may assert liens or encumbrances on the Property. If, and only if, Agrify timely and indefeasibly makes all payments required to Mack under this Agreement, including without limitation, the payments required by Sections 2A, 2B and 2C, following receipt of all such payments Mack shall transfer to Agrify any residual VFU inventory reflected on Exhibit 2 including parts and assemblies free and clear of all liens, claims and encumbrances.

C.     Storage fee.

Commencing upon October 1, 2023 and the first day of each month following execution of this Modification Agreement (the “Closing”), Agrify shall pay Mack $25,000 per month (the “Storage Fee”) to store those VFUs subject to this Modification Agreement, which are stored at Mack facilities (the “Premises”). Payment of the Storage Fee will not reduce the Stipulated Amount (as defined below).

D.     Warrant.

a.	Issuance of Warrant. As partial consideration for the releases and agreements by Mack contained in this Modification Agreement, at the Closing, Agrify shall issue to Mack a warrant (the “Warrant”) to purchase up to 750,000 shares of Agrify common stock, par value $0.001 per share (the “Warrant Shares” and, collectively, with the Warrants, the “Securities”). The Warrant shall be in substantially the form attached hereto as Exhibit 3, shall be immediately exercisable at an exercise price per share of $4.00, and shall expire on the three (3) year anniversary of issuance.
b.	Investment Representations of Mack

i.	Mack is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting Mack’s right to sell the Securities in compliance with applicable federal and state securities laws). Mack understands that the Securities are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting Mack’s right to sell the Securities in compliance with applicable federal and state securities laws). Mack is acquiring the Securities hereunder in the ordinary course of its business.

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ii.	At the time Mack was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises the Warrant, it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act.
iii.	Mack, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Mack is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.
iv.	Mack is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
v.	Mack acknowledges that it has had the opportunity to review this Modification Agreement, the form of Warrant and Agrify’s publicly available SEC filings and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Agrify concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about Agrify and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that Agrify possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

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E.	Security Interest / Intercreditor.

As collateral security for the full, prompt, complete and final payment and performance when due of all of Agrify’s obligations hereunder, Agrify hereby grants to Mack a subordinate second lien security interest in all of Agrify’s right, title and interest in, to and under all of Agrify’s assets, including, all of its goods, accounts, equipment, inventory, the Property, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located (all of which being collectively referred to herein as the “Collateral”). Agrify hereby irrevocably authorizes Mack at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral and may provide a description of the Collateral as “all assets now owned or hereafter acquired by the debtor” or similar verbiage. The parties intend for Mack’s security interest to be a second priority lien on all of the Collateral, subject to that certain Intercreditor Agreement by and between Mack and High Trail Special Situations LLC and its successors and assigns (the “Senior Lender”). Agrify hereby represents and warrants that Mack’s security interest is the only second priority lien on all of the Collateral. The Intercreditor Agreement shall be in substantially the form attached hereto as Exhibit 4 and shall be executed prior to the execution of this Modification Agreement. In the event that the loan with the Senior Lender is refinanced with a new lender, Mack shall execute a new intercreditor agreement substantially in the form of Exhibit 2 for the benefit of such new lender.

At the request of Mack, Agrify shall take such further actions, and execute and/or deliver to Mack such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as Mack may in its reasonable judgment deem necessary or appropriate in order to perfect, preserve and protect the security interest in the Collateral as provided herein and the rights and interests granted to Mack hereunder, and enable Mack to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral. This Modification Agreement shall create a continuing security interest in the Collateral.

If any amount payable hereunder is not paid when due (following the expiration of any applicable grace periods), such overdue amount shall bear interest at rate of [***] percent ([***]%) per annum from the date of such non-payment until such overdue amount is paid in full.

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F.	Stipulation regarding amount owing to Mack under this Agreement. Agrify stipulates and agrees that it owes Mack a total of $8,244,943.25 (the “Stipulated Amount”) under this Agreement and that payments set forth in 2(A) and 2(C) above by Agrify must be made timely and that no grace periods apply. If Agrify timely and indefeasibly pays Mack $750,000 as required by Section 2(A) hereof and timely pays the Storage Fee through and including February, 2024, then the Stipulated Amount shall be reduced to $5,600,000. That $5,600,000 shall be further reduced by amounts Agrify pays Mack for the VFUs referenced in 2(B) above. In the event of a default under this Agreement, all amounts due hereunder will automatically be accelerated with no notice or demand required. Once Agrify satisfies the accelerated amount, if any, Mack shall deliver all remaining VFUs to Agrify as otherwise contemplated by this Agreement. Agrify expressly acknowledges and agrees and represents and warrants that in the event of a payment default consisting of the failure to timely make payment to Mack as required by Sections 2(A), 2(B) and 2(C) hereof, it will not impede any efforts by Mack to collect amounts due under this Agreement and that it has no defense, setoff, claim or counterclaim to payment of the Stipulated Amount less any amounts previously paid under this Agreement, provided, however, Agrify reserves all rights to raise any and all claims, counterclaims, defenses and rights of set-off if any, first arising following the Effective Date relating to Mack’s supply of VFUs.

3.     Authorization. Each Party warrants and represents to the other Party that its execution of this Agreement, and performance of its obligations hereunder, has been duly authorized by all necessary corporate action of such Party.

4.      Taxes. Each Party shall be responsible for payment of their own taxes in connection with the actions taken in connection herewith.

5.     Mutual General Release. Upon the Parties’ execution hereof, subject to Agrify’s compliance with the terms and conditions of Section 2 herein, and in consideration of the mutual releases and for other good and valuable consideration identified herein, the receipt and sufficiency of which are hereby acknowledged, the Parties on behalf of themselves and their respective agents, assigns, attorneys, directors, employees, heirs, insurers, investors, managers, members, officers, officials, owners, representatives, predecessors and successors in interest and sureties (as well as their respective parents, subsidiaries, related entities and affiliates, and any of their agents, assigns, attorneys, directors, employees, heirs, insurers, investors, managers, members, officers, officials, owners, representatives, predecessors and successors in interest and sureties), to the extent applicable, hereby completely release, acquit, and forever discharge each other and their respective agents, assigns, attorneys, directors, employees, heirs, insurers, investors, managers, members, officers, officials, owners, representatives, predecessors and successors in interest and sureties (as well as their respective parents, subsidiaries, related entities and affiliates, and any of their agents, assigns, attorneys, directors, employees, heirs, insurers, investors, managers, members, officers, officials, owners, representatives, predecessors and successors in interest and sureties), to the extent applicable, of and from any and all demands, claims, counterclaims, obligations, causes of actions and compensation of any nature, type or description whatsoever whether based upon tort, contract, statute, equity, tortious breach of contract or bad faith, or any other theory of recovery, which any of the Parties hereto may have or has had from the beginning to time to present date that arise from or relate to the Supply Agreement or Repayment Plans which were or could have been asserted in any litigation.

The Parties further agree that they each waive any and all entitlement to relief or compensation, with the exception of what is identified herein, including, but not limited to, monetary damages or equitable relief, with respect to any claim or cause of action released pursuant to the preceding paragraph.

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This release shall not apply to the obligations any of the Parties owe under this Modification Agreement including, without limitation, the terms of Section 2 herein, under which Agrify has agreed to pay amounts to Mack in the form of cash payments (totaling $750,000), the Storage Fees, VFU purchases (totaling $5,600,000), and warrants. The Parties agree that all such obligations owed under this Modification Agreement are specifically reserved and exempted from any release under this Modification Agreement. Agrify further acknowledges and agrees that any release under this Modification Agreement does not in any manner impair or adversely affect or constitute a waiver of any of Mack’s rights against Agrify to enforce Agrify’s performance of its obligations hereunder. In the event Agrify defaults in performing its obligations under this Modification Agreement, Agrify acknowledges and agrees that Mack has a claim to payment by Agrify of the Stipulated Amount less any payments already made to Mack by Agrify. Agrify hereby waives any defenses, claims, counterclaims, recoupment or offsets it may have to any such claim by Mack, including under this Paragraph 5.

6.     Mutual Representations. Each Party hereby represents, warrants, and covenants that:

a.	It has, and throughout the term of this Modification Agreement will have, the full right, power, authority and competence to enter into and perform its obligations under this Modification Agreement;
b.	This Modification Agreement has been duly executed by such Party;
c.	This Modification Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms;
d.	The execution and delivery of this Modification Agreement and the performance of such Party’s obligations hereunder (i) do not conflict with or violate such Party's corporate charter or bylaws or any requirement of applicable laws or regulations, and (ii) do not and shall not conflict with, violate or breach or constitute a default or require any consent under, any agreement, contract, commitment or obligation by which it is bound;
e.	All necessary consents, approvals and authorizations of all government authorities and other individuals and entities required to be obtained by such Party in connection with the execution, delivery and performance of this Modification Agreement have been obtained;
f.	Each of the persons signing this Modification Agreement is duly authorized, with full authority to bind the respective Party and no signature of any other person or entity is necessary to bind the respective Party; and
g.	It has not relied on any matter, statement, representation of any adverse party or counsel, or term not expressly contained in this Modification Agreement.

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7.      Non-Admission. This Modification Agreement is entered into solely in order to compromise and settle disputed claims, without any acquiescence, acknowledgement, or agreement by any Party as to the merit of any actions, causes of action, suits, defenses, debts, dues, sums of money, accounts, damages, expenses, attorney’s fees, costs, punitive damages, penalties, judgments, claims or demands released herein. Neither this Modification Agreement nor any part thereof shall be, or be used as, evidence or an admission of liability by anyone, at any time, for any purpose. Nothing in this Section or this Modification Agreement shall be construed to prohibit a Party from using this Modification Agreement as evidence of the terms of the Parties’ agreement in a suit to enforce this Modification Agreement.

8.      Basis for Settlement. Each Party acknowledges and agrees that the terms of this Modification Agreement are, and have been agreed to, for their mutual convenience, in part to avoid the expense, distraction, risk and uncertainty of further litigation, and after considering the risks of litigation and the circumstances of their respective businesses. Each Party also acknowledges and agrees that it has relied entirely on its own judgment, belief and knowledge (including its judgment, belief and knowledge with respect to the foregoing, the extent and duration of any litigation pertaining to the Dispute, and the value of settling the Dispute at this time) and the advice and recommendations of their or its own independently selected counsel, and, accordingly, except as set forth herein, neither it nor anyone acting on its behalf shall (or shall have the right to) deny or challenge the validity of this Modification Agreement or any of the obligations of the Parties hereunder.

9.      Nondisparagement. Each of the Parties agrees not to make or encourage any person or entity to make any statement, publicly (including but not limited to on an internet site or in any type of social media) or privately, orally or in writing, about any of the other Parties or this Modification Agreement whether or not such statement is truthful, or to take any action, which action or statement is or could reasonably be construed as derogatory, disparaging and/or otherwise inflammatory, about any of the other Parties. Each of the Parties further agrees not to make any statement or take any action which could reasonably be construed as that which could cause harm to the personal, professional or business reputation of any of the other Parties in any way.

10.      Confidentiality. The Parties and their attorneys agree that this Modification Agreement and its terms are and shall be kept confidential by the Parties and their attorneys. Except as set forth above and except to the extent reasonably necessary to enforce the Modification Agreement; or to the extent that any of the Parties reasonably believes it is required by law to disclose certain of the terms of this Modification Agreement; or to the extent that any of the Parties is required to disclose the terms of its individual settlement to the taxing authorities, preparers or other with respect to tax matters; or to the extent required by subpoena or other order of a court or government body of competent jurisdiction; or to the extent required by corporate governance of any of the Parties, the terms and conditions of this Modification Agreement, including the amount of the Settlement Payment, shall remain confidential and shall not be disclosed.

11.      Construction. This Modification Agreement has been negotiated by the Parties and shall be interpreted fairly in accordance with its terms and without any construction in favor of or against any of the Parties. The interpretation and construction of this Modification Agreement shall be subject to the following provisions: (a) words importing the singular meaning include where the context so admits the plural meaning and vice versa; (b) the terms “and” and “or” as used herein shall mean both the conjunctive and the disjunctive, so that one word or the other may be taken accordingly as the one or the other (i.e., “and/or”); (c) the word “any” shall mean “all” or “one out of several”; (d) references to any person shall include natural persons and partnerships, firms and other incorporated bodies and all other legal persons of whatever kind and however constituted; (e) the words “include,” “includes” and “including” are to be construed as if they were immediately followed by the words “without limitation”; and (f) captions and headings used herein are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Modification Agreement.

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0.      Assignability. No Party may assign this Modification Agreement without the prior written consent of the other Party.

1.      Successors and Assigns. This Modification Agreement shall be binding upon and inure to the benefit of the Parties and their heirs, executors, administrators, conservators, assigns, successors, beneficiaries, employees and agents, and all other persons asserting claims by, on behalf of, or through them based or founded upon any of the claims released herein.

2.      Waiver. Failure by any Party to insist upon strict performance of any provision herein by any other Party shall not be deemed a waiver by such Party of its rights or remedies or a waiver by it of any subsequent default by such other Party, and no waiver shall be effective unless it is in writing and duly executed by the Party entitled to enforce the provision being waived.

3.      Severability. In the event that any term, covenant, condition, agreement, section or provision hereof shall be deemed invalid or unenforceable, this Modification Agreement shall not terminate or be deemed void or voidable, but shall continue in full force and effect and there shall be substituted for such stricken provision a like but legal and enforceable provision which most nearly accomplishes the intention of the Parties hereto.

4.      Entire Agreement. This Modification Agreement constitutes the entire agreement between the Parties regarding the subject matter set forth herein, and all prior agreements, statements, negotiations, representations or warranties are expressly merged herein. Except as set forth in this Modification Agreement, no Party has relied upon the representations of the other Party to induce them to enter into this Modification Agreement. It is expressly understood and agreed that this Modification Agreement expressly replaces the Supply Agreement in its entirety, and this Modification Agreement may not be altered, amended, waived, modified or otherwise changed in any respect or particular whatsoever except by writing duly executed by authorized representatives of the Parties.

5.      Choice of Law and Forum Selection. This Modification Agreement will be interpreted under and is governed by the laws of the Commonwealth of Massachusetts without regard to conflicts of laws principles. The Parties (a) hereby irrevocably submit themselves to and consent to the exclusive jurisdiction of the Commonwealth of Massachusetts for the purposes of any action, claim, suit or proceeding arising from or relating to this Modification Agreement, and (b) hereby waive, and agree not to assert, by way of motion, as a defense or otherwise, in any such action, claim, suit or proceeding, any argument that they are not personally subject to the jurisdiction of such court(s), that the action, claim, suit or proceeding is brought in an inconvenient forum, or that the venue of the action, claim, suit or proceeding is improper.

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6.      Attorney’s Fees, Costs, and Expenses. Each Party acknowledges that they shall bear their own respective costs, expenses and attorney’s fees with respect to the Dispute and the negotiation and documentation of this Modification Agreement.

7.      Counterparts. This Modification Agreement may be executed in separate counterparts, each of which shall constitute an original. Facsimile or electronic signatures shall be treated as originals.

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The undersigned acknowledges that he or she has read and understands the foregoing Modification Agreement, and that the undersigned agrees to the same and voluntarily executes the same this 18th day of October, 2023.

Raymond Nobu Chang

For Agrify Corporation as its CEO and not individually,

Signature:	/s/ Raymond Nobu Chang

Date: October 18, 2023

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The undersigned acknowledges that he or she has read and understands the foregoing Modification Agreement, and that the undersigned agrees to the same and voluntarily executes the same this 18th day of October, 2023.

Jeff Somple

For Mack Molding Company,

Signature:	/s/ Jeff Somple

Date: October 18, 2023

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